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EXHIBIT NO.                                                          DESCRIPTION
-----------                                          ---------------------------
99.2                                                        Employment agreement

January 5th, 2005
Mr. Richard Hyland
A British Citizen, and permanent resident of Hong Kong (ID number P736866(A) Room 2218
Ascott Pudong
3 Pudong Avenue
Shanghai 200120
China


RE:      INTERIM CFO EMPLOYMENT AGREEMENT


Dear Mr. Hyland:

         On behalf of Hartcourt Capital Inc., I am pleased to offer you the position of Interim Chief Financial Officer with Hartcourt Capital Inc. (the "Company"). This Employment Agreement sets forth the terms of our offer of employment to you for your approval and agreement.

1.       EMPLOYMENT BY THE COMPANY.
         --------------------------

         (a) DUTIES. You will be employed by the Company as its Interim Chief Financial Officer, reporting to the Chief Executive Officer. You will have the standard duties and powers associated with the chief financial officer of a company, and your duties may include other duties as reasonably assigned by the CEO from time to time. Notwithstanding the foregoing, you shall not be entitled to approve or bind the Company to any action or obligation that requires approval by the Board under corporate law, the Articles of Incorporation, or bylaws of the Company, or the guidelines, policies, and procedures adopted and established from time to time by the Board without Board approval.

         (b) COMPANY POLICIES. The employment relationship between you and the Company will be governed by the general employment policies and practices of the Company, provided, however, that when the terms of this Employment Agreement differ from or are in conflict with the Company's general employment policies or practices, this Employment Agreement will control.

2.       TERM OF EMPLOYMENT.
         -------------------

         (a) TERM. Your employment with the Company will be for no specified term, and may be terminated by you or the Company at any time, with or without cause.

         (b) SURVIVAL. Upon the termination of your employment with the Company, for any reason, neither you nor the Company shall have any further obligation or liability under this Employment Agreement to the other, except as set forth in Sections 5, 6, 7, 8, 9, and 10 below.

3.       COMPENSATION.
         -------------

         (a) SALARY. You will receive for your services an annual base salary of twenty thousand US dollars ($20,000), payable in equal monthly installments of eight hundred thirty three US dollars and thirty three cents ($833.33) cash and eight hundred thirty US dollars and thirty three cents ($833.33) worth of Hartcourt common shares. The average 20-day trading price of Hartcourt prior to the first of month will be used to calculate this compensation amount. The salary will be paid in accordance with the Company's standard payroll practices and subject to standard withholdings for taxes and social security and the like. Your Base Salary will be reviewed annually.

          (b) EXPENSES. Subject to compliance with the Company's normal and customary policies regarding substantiation and verification of business expenses, you are authorized to incur on behalf of the Company, and the Company will directly pay or shall fully reimburse you for, all customary and reasonable expenses incurred for promoting, pursuing, or otherwise furthering the business of the Company and its affiliates.

4.       STOCK.
         ------

         The Company will grant you an option to purchase common stock consisting of 100,000 shares of common stock at an exercise price per share equal to no more than the closing price on December 31, 2004. The Initial Vesting Date for these shares shall be December 31, 2005.

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5.       TERMINATION OF EMPLOYMENT.
         --------------------------

         (a) VOLUNTARY TERMINATION. You may voluntarily terminate your employment with the Company at any time. If you voluntarily terminate your employment, you will receive payment for any earned and unpaid Base Salary as of the date of such termination, less standard withholdings for tax and social security purposes, through the termination date, which shall be the date upon which you voluntarily cease performing your duties under this Employment Agreement. The Company shall have no further obligation to pay any compensation of any kind.

         (b) TERMINATION FOR CAUSE.

                  (1) TERMINATION. The Company may terminate your employment with the Company at any time for "cause" (as defined below). In the event that your employment is terminated, you shall receive payment for all earned but unpaid Base Salary, less standard withholdings for tax and social security purposes, through the date of your termination, which shall be the date upon which such notice of termination is given. The Company shall have no further obligation to pay you compensation of any kind or to make any payment in lieu of notice.

                  (2) DEFINITION OF CAUSE. For purposes of this Employment Agreement, the Company shall have "cause" to terminate your employment upon any of the following: (a) a material breach by you of the terms of this Employment Agreement; (b) any breach of fiduciary duty or act of theft, misappropriation, embezzlement, intentional fraud, falsification of any employment or Company records, or other violation of applicable law or regulation or similar conduct by you involving the Company or any of its affiliates; (c) your conviction or plea of NOLO CONTENDERE or the equivalent involving a felony or a crime involving fraud or dishonesty; (d) any damage of a material nature to the business or property of the Company or any of its affiliates caused by your willful or grossly negligent conduct; (e) the willful failure or refusal by you to perform reasonable duties, responsibilities, or instructions from the Board; (f) engaging in abuse of alcohol, illegal drugs, or controlled substances in a manner that materially interferes with your performance of your duties; or (g) improper disclosure of the Company's confidential or proprietary information. No act, or failure to act, by you shall be considered "willful" unless committed without a reasonable belief that the act or omission was in the Company's best interest.

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         (c) TERMINATION WITHOUT CAUSE. The Company, at any time without prior written notice, may terminate you without cause. If your employment is terminated without cause you shall receive payment for all earned but unpaid Base Salary as of the termination date, which shall be the date of your termination, less standard withholdings for tax and social security purposes, as of the termination date. The Company shall also pay to you as severance (1) an amount equal to one month of your then base salary, less standard withholdings for tax and social security purposes, in a lump sum on the termination date; and
(2) pro-rated vesting of unvested stock options upon such termination date. No other compensation of any kind shall be payable by the Company after such termination date.

         (d) AT-WILL EMPLOYMENT. You understand and agree that your employment with the Company is at-will, which means that either you or the Company may, subject to the terms of this Employment Agreement, terminate this Employment Agreement at any time, with or without cause, as set forth in this Employment Agreement. Any modification of the at-will nature of this Employment Agreement must be in writing and executed by you and the Company.

6.       PROPRIETARY INFORMATION OBLIGATIONS.
         ------------------------------------

         You agree to sign and abide by the terms of the Company's standard form of intellectual property assignment and employee confidentiality agreement, if any.

7.       NONINTERFERENCE.
         ----------------

         While employed by the Company pursuant to this Employment Agreement and for a period of six months after the date of your termination, you agree not to solicit or hire or attempt to solicit or hire, directly or indirectly, any employee of the Company or any affiliate.

8.       INJUNCTIVE RELIEF.
         ------------------

         The parties agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of Section 6 or 7 of this Employment Agreement by you, and in the event or any such breach or threatened breach, the Company may, either with or without pursuing any potential damage remedies, obtain and enforce an injunction prohibiting you from violating such section of this Employment Agreement and requiring you to comply with its terms.

9.       WARRANTIES AND REPRESENTATIONS.
         -------------------------------

         You hereby represent and warrant to the Company that you:

         (a) are not now under any obligation of a contractual or quasi-contractual nature known to you that is inconsistent or in conflict with this Employment Agreement or that would prevent, limit, or impair the performance by you of any of your obligations under this Employment Agreement; and

         (b) have been or have had the opportunity to be represented by legal counsel in the preparation, negotiation, execution, and delivery of this Employment Agreement and understand fully its terms and provision.

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10.      MISCELLANEOUS.
         --------------

         (a) NOTICES. Any notice or other communication required or permitted under this Employment Agreement shall be in writing. All notices shall be sent to the addresses specified below, unless such other address may be designated by notice given in accordance with this Section.

                  To the Company:
                  ---------------

                  Hartcourt Capital Inc.
                  3F, No. 710 ChangPing Road
                  Shanghai, China 200040
                  Facsimile: (86 21) 5213 8870
                  Attention: Chief Executive Officer

                  To you:
                  -------

                  Richard Hyland
                  Room 2218, Ascott Pudong, 3 Pudong Avenue
                  Shanghai 200120, China

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

         (b) SEVERABILITY. If any term or provision (or any portion) of this Employment Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions) of this Employment Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision (or any portion) is invalid, illegal or incapable of being enforced, this Employment Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions are fulfilled to the greatest extent possible.

         (c) ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

         (d) SUCCESSORS AND ASSIGNS. This Employment Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors and assigns, except that you may not delegate any of your duties hereunder and you may not assign any of your rights hereunder without the prior written consent of the Company.

         (e) AMENDMENTS. No amendment or other modification to this Employment Agreement may be made except by a writing signed by both parties. Nothing in this Employment Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Employment Agreement.

         (f) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Employment Agreement will be governed by the laws of Hong Kong.

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         We are eager to have you join us as a key member of the Hartcourt
Companies team. Please indicate your acceptance of the terms of this Employment Agreement by signing below.


                                                     Sincerely,
                                                     Hartcourt Capital Inc.



                                                     Carrie Hartwick
                                                     Chief Executive Officer


Acknowledged and agreed:



________________________
Richard Hyland